UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 21, 2003

InSite Vision Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-22332	94-3015807
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

965 Atlantic Avenue, Alameda, California	94501
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 865-8800

Not applicable

(Former name or former address, if changed since last report)

ITEM 4.	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT	3

ITEM 5.	OTHER EVENTS AND REGULATION FD DISCLOSURE

ITEM 7.	EXHIBITS

	SIGNATURES	4

	EXHIBIT INDEX

	Exhibit 16.1

	Exhibit 99.1

Item 4.	Changes in Registrant’s Certifying Accountant

On October 21, 2003, Ernst & Young LLP (“Ernst”) notified InSite Vision Incorporated (the “Company”) that it would resign as the Company’s independent public accountants effective following the completion of its review of the Registrant’s Form 10-Q for the Quarter ended September 30, 2003. The Company anticipates filing its Form 10-Q for the quarter ended September 30, 2003 on or before November 14, 2003. The Audit Committee of the Company’s Board of Directors was informed of, but did not recommend or approve, Ernst’s resignation.

Ernst’s reports on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except that Ernst’s report on the financial statements for the year ended December 31, 2002 contained an explanatory paragraph expressing substantial doubt about the Company’s ability to continue as a going concern.

During the Company’s two most recent fiscal years ended December 31, 2002 and the subsequent interim periods up to and including the date of this Current Report on Form 8-K, there were no disagreements between the Company and Ernst on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Ernst’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports; and there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Ernst with a copy of the foregoing disclosures. Attached, as Exhibit 16.1 is a copy of Ernst’s letter regarding the change in certifying accountant.

Item 5.	Other Events

The Company issued a press release announcing the resignation of Ernst on October 28, 2003, a copy of that press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.	Financial Statements, Pro Forma Financial Statements and Exhibits.

(c)    Exhibits

The following exhibits are filed as a part of this report:

Exhibit No.	Description

16.1	Letter of Ernst & Young LLP regarding change in certifying accountant.

99.1	Press Release, issued by InSite Vision Incorporated on October 28, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSITE VISION INCORPORATED

Dated: October 28, 2003	By:	/s/ S. Kumar Chandrasekaran
S. Kumar Chandrasekaran, Ph. D. Chief Executive Officer

Exhibit Index

Exhibit No.	Description

16.1	Letter of Ernst & Young LLP regarding change in certifying accountant

99.1	Press Release, issued by InSite Vision Incorporated on October 28, 2003.